Exhibit 99.1

AudioEye Reports Third Quarter 2020 Results

Record Total Customer Count, MRR and Total Revenue

TUCSON, Ariz. — November 12, 2020 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading digital accessibility platform delivering website accessibility compliance to businesses of all sizes, reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Results

●	Total revenue increased 92% to a little over $5.3M from $2.8M in the same prior year period. The year-over-year increase in revenue was primarily due to continued growth in the Company’s vertical partner channel, coupled with new business and renewals in the enterprise channel.
●	As of September 30, 2020, monthly recurring revenue (MRR) was about $1.7M, an increase of 67% on a year-over-year basis.
●	Gross profit increased 132% to $3.8M (~71% of total revenue) from $1.6M (~59% of total revenue) in the same prior year period. The increases in gross profit and gross margin were primarily due to increased revenue and improvement in efficiencies being realized as the Company continues to improve and expand the level of automation in its remediations, offset in part by higher costs for investments to support the revenue growth.
●	Operating expenses increased 43% to $5.4M from $3.8M in the same prior year period. The increase in total operating expenses was primarily due to increased investments in talent across various functions, product development, sales, marketing, and severance.
●	Net loss available to common stockholders was $1.1M, or $(0.12) per share, compared to $2.2M, or $(0.27) per share, in the same prior year period. The improvement in net loss reflects the increase in our gross profit as we scale, and also benefit from warrant liability accounting, and partially offset by higher equity compensation costs and severance related charges.
●	On a Non-GAAP basis, net loss available to common stockholders was about $200K, or $(0.02) per share. The Non-GAAP earnings and EPS reflect adjustments as described further below under “Use of Non-GAAP Financial Measures.”
●	At quarter-end, the Company had $10.3M in cash, compared to $2.1M at June 30, 2020. This cash balance reflects net proceeds from a public offering of common stock and cash received from exercise of warrants in the third quarter.
●	As of September 30, 2020, total customer count had grown to about 22,000 customers, which was a 500% increase compared to September 30, 2019.
●	The Company is reiterating its expectation to grow MRR and become cash flow positive in 2021, subject to ongoing economic conditions.

Third Quarter and Recent Operational Highlights

●	Added key executives to help build on and execute upon on the strategic initiatives laid out last November which are designed to accelerate growth in customers, MRR and gross margin:
○	Bryan Rodrigues joined the company as Chief Marketing Officer. Bryan brings 20 years of technology marketing leadership with strong depth in product marketing, branding and growth marketing, having held leadership positions and key roles at Tile, Livescribe, Houghton Mifflin Harcourt, Nike and The McKenna Group.
○	Russell Griffin joined the Company as Chief Revenue Officer. Russell brings over 15 years of executive sales leadership and is responsible for executing on the Company’s go to market strategy. He has held executive leadership positions at ShipStation and BigCommerce. Russell also spent time at Dell, Rackspace, Pier 1 Hosting, and Hostway, building and developing strategic partnerships and leading enterprise sales organizations.
●	The Company and digital marketing agency Neil Patel Digital announced their strategic partnership to integrate AudioEye’s digital accessibility platform with Neil Patel’s Ubersuggest SEO platform to show digital marketers how accessibility impacts the performance of SEO.
●	Selected by HubSpot as the digital accessibility provider for its annual INBOUND event, which was held virtually for the first time. AudioEye’s Toolbar was visible to more than 42,000 attendees, activated more than 14,000 times.
●	Continued to position AudioEye as a digital accessibility thought leader, with media coverage in targeted publications (see https://www.audioeye.com/posts). Publications referencing or featuring AudioEye included: Forbes, Fast Company, Rewire, EdScoop, Diverse Education and Thrive Global.
●	Customer retention during the third quarter remained high at an historic 90% rate.
●	As many Enterprise organizations continue to balance the still-uncertain impact of COVID-19, AudioEye continued to grow its Enterprise (direct) sales channel client roster in the third quarter with prominent new customers from the automotive, fashion and retail industries, among others.
●	Continued to solidify existing Vertical (indirect) channel partner relationships through deeper penetration within active channel partners who offer AudioEye as a preferred digital accessibility solution to their clients.

Financial Outlook

The Company remains focused on growing monthly recurring revenue (MRR) as its leading financial indicator. The Company is reiterating its expectation to grow MRR and become cash flow positive in 2021. This expectation remains subject to the overall economic conditions.

Management Commentary

AudioEye’s Director and Interim CEO David Moradi said, “We continue to bring on top tier talent, invest in our scalable technology and expand our market leading position as we pursue our mission to eradicate barriers to digital access. AudioEye remains the market’s most trusted choice when it comes to digital accessibility compliance, as we deliver to our customers unique, truly comprehensive and sustainable digital accessibility solutions through our platform.”

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Executive Chairman Dr. Carr Bettis added, “Our positive momentum continued in the third quarter of 2020 with an increase in our total customer count to about 22,000 customers representing enterprise, vertical partner and marketplace/platform channels. We also saw an increase in total revenue, representing our 19th straight quarter of revenue growth, and an increase in MRR, with MRR at the end of Q3 at approximately $1.7M, an increase of 67% on a year-over-year basis.”

Conference Call

AudioEye management will hold a conference call today, November 12, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the conference call, followed by a question and answer period.

U.S. dial-in number: (877) 407-9208

International number: (201) 493-6784

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through November 19, 2020.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13712272

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering trusted ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital access, helping creators get accessible and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Samsung, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers Machine Learning/AI-driven accessibility without fundamental changes to site architecture. Join our movement at www.audioeye.com.

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Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” , “forecast” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from less mature lines of business, long-term growth prospects, opportunities in the digital accessibility industry, our expectation that we will grow MRR and be cash flow positive in 2021 and the COVID-19 related macroeconomic impact to our customers and to AudioEye. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 15, 2020, Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020 and its subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect new information, future events or uncertainties or otherwise after the date hereof.

About Key Operating Metrics

We consider monthly recurring revenue (“MRR”) as a key operating metric and a key indicator of our overall business. We also use MRR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive share-based compensation awards.

We define MRR as the sum of (i) for our enterprise and agency sales channels, the total of the average monthly fee amount under each active paid contract at the date of determination, plus (ii) for our vertical partners, marketplace and platform sales channels, the recognized monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future MRR. MRR excludes revenue from our PDF remediation services business.

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Vertical Partner is a CMS provider or a company which provides a web-hosting platform for private and public entities and resells the AudioEye Managed service as an accessibility service offering to its customers. CMS providers who are focused on a specific industry vertical are referred to as Vertical Partners by AudioEye. CMS providers who are vertical agnostic are referred to as Platform partners by AudioEye.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction-related expenses (such as professional and advisory services) and other costs that are expected to be non-recurring. In order to provide investors with greater insight, and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the information presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), less non-cash valuation adjustments to liabilities, plus interest expense, plus share-based compensation expense and plus certain severance expense; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, less non-cash valuation adjustments to liabilities, plus interest expense, plus share-based compensation expense and plus certain severance expense, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as share-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

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Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. Reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included elsewhere in this press release.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

-Financial Tables to Follow-

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AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$5,341	$2,776	$14,885	$7,198

Cost of revenue	1,551	1,147	4,478	3,193

Gross profit	3,790	1,629	10,407	4,005

Operating expenses:
Selling and marketing	2,028	1,598	5,551	4,257
Research and development	203	149	801	442
General and administrative	3,197	2,040	8,185	5,624
Total operating expenses	5,428	3,787	14,537	10,323

Operating loss	(1,638)	(2,158)	(4,130)	(6,318)

Other income (expense):
Change in fair value of warrant liability	593	-	120	-
Interest expense	(35)	(37)	(141)	(39)
Total other income (expense)	558	(37)	(21)	(39)

Net loss	(1,080)	(2,195)	(4,151)	(6,357)

Dividends on Series A Convertible Preferred Stock	(13)	(13)	(39)	(39)

Net loss available to common stockholders	$(1,093)	$(2,208)	$(4,190)	$(6,396)

Net loss per common share-basic and diluted	$(0.12)	$(0.27)	$(0.46)	$(0.81)

Weighted average common shares outstanding-basic and diluted	9,385	8,279	9,067	7,848

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AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
(in thousands, except per share data)	2020	2019
ASSETS
Current assets:
Cash	$10,295	$1,972
Accounts receivable, net of allowance for doubtful accounts of $79 and $63, respectively	3,457	2,958
Unbilled receivables	34	160
Deferred costs, short term	179	183
Debt issuance costs, net	-	137
Prepaid expenses and other current assets	219	198
Total current assets	14,184	5,608

Property and equipment, net of accumulated depreciation of $179 and $124, respectively	121	156
Right of use assets	671	827
Deferred costs, long term	102	145
Intangible assets, net of accumulated amortization of $4,294 and $3,710, respectively	1,931	1,715
Goodwill	701	701
Total assets	$17,710	$9,152

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,588	$973
Finance lease liabilities	57	52
Operating lease liabilities	223	209
Warrant liability	-	120
Deferred revenue	5,587	5,372
Total current liabilities	7,455	6,726

Long term liabilities:
Finance lease liabilities	23	52
Operating lease liabilities	486	655
Deferred revenue	110	153
Term loan	1,302	-
Total liabilities	9,376	7,586

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Series A Convertible Preferred Stock, $0.00001 par value, 200 shares designated, 100 and 105 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1	1
Common stock, $0.00001 par value, 50,000 shares authorized, 9,921 and 8,877 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	62,409	51,490
Accumulated deficit	(54,077)	(49,926)
Total stockholders' equity	8,334	1,566

Total liabilities and stockholders' equity	$17,710	$9,152

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AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(1,080)	$(2,195)	$(4,151)	$(6,357)
Non-cash valuation adjustments to liabilities	(593)	-	(120)	-
Interest expense	35	37	141	39
Share-based compensation expense	1,089	273	2,004	997
Severance (1)	360	-	360	-
Non-GAAP earnings (loss)	$(189)	$(1,885)	$(1,766)	$(5,321)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.12)	$(0.27)	$(0.46)	$(0.81)
Non-cash valuation adjustments to liabilities	(0.06)	-	(0.01)	-
Interest expense	-	-	0.02	-
Share-based compensation expense	0.12	0.04	0.22	0.13
Severance (1)	0.04	-	0.04	-
Non-GAAP earnings (loss) per diluted share (2)	$(0.02)	$(0.23)	$(0.19)	$(0.68)
Diluted weighted average shares (3)	9,385	8,279	9,067	7,848

(1)	Represents severance expense associated with the move of our technology center to Portland, Oregon, and is exclusive of accrued vacation paid upon termination of employment.

(2)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

(3)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.

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